UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report) : November 19, 2002

ImmunoGen, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	0-17999 (Commission File Number)	04-2726691 (I.R.S. Employer Identification No.)

128 Sidney Street
Cambrdige, MA 02139
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (617) 995-2500

ITEM 5. OTHER EVENTS

On November 19, 2002, Millennium Pharmaceuticals, Inc. informed ImmunoGen that clinical trials of the novel anti-cancer agent composed of ImmunoGen’s DM1 effector molecule and Millennium’s MLN591 antibody had been initiated.  The achievement of this milestone triggers a milestone payment of $1.0 million from Millennium to ImmunoGen. The press release announcing the achievement of this milestone is incorporated herein by reference and filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

99.1  The Registrant’s Press Release dated November 21, 2002.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ImmunoGen, Inc.

Date: November 21, 2002	By:	/s/ Gregg D. Beloff
Gregg D. Beloff
Chief Financial Officer and Vice President